UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2013 (October 1, 2013)
______________________________
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
______________________________

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
          Not applicable
(Former name or former address, if changed since last report.)
______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On October 1, 2013, Vanguard Health Systems, Inc., a Delaware corporation (the “Company”), completed its previously-announced merger (the “Merger”) with Orange Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Tenet Healthcare Corporation (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 24, 2013 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Upon consummation of the Merger, the Company was wholly owned by Parent.
Item 1.02. Termination of a Material Definitive Agreement.
On October 1, 2013, in connection with the Merger, the Company (i) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Credit Agreement, dated as of January 29, 2010 and amended as of March 14, 2013 (as further amended, amended and restated, modified or supplemented through the date hereof, the “Credit Agreement”), by and among Vanguard Health Holding Company II, LLC, a Delaware limited liability company, Vanguard Health Holding Company I, LLC, a Delaware limited liability company, the lenders party thereto and Bank of America, N.A., as administrative agent, Collateral Agent, Issuing Lender and Swingline Lender, and (ii) terminated all commitments under the Credit Agreement.

On October 1, 2013, the Company issued notices of redemption: (i) pursuant to Section 3.07(d) of the indenture dated as of January 29, 2010 (the “2018 Notes Indenture”) among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc., the guarantors party thereto and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), to redeem all outstanding Senior Notes due 2018 (the “2018 Notes”) that are outstanding on October 31, 2013 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the 2018 Notes being redeemed plus the Applicable Premium (as defined in the 2018 Notes Indenture) as of the Redemption Date, together with accrued and unpaid interest thereon, but not including, the Redemption Date; and (ii) pursuant to Section 3.07(d) of the indenture dated as of January 26, 2011 (the “2019 Notes Indenture”) among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc. Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc., the guarantors party thereto and the Trustee to redeem all outstanding 7.750% Senior Notes due 2019 (the “2019 Notes”) that are outstanding on the Redemption Date at a redemption price equal to 100% of the principal amount of the 2019 Notes being redeemed plus the Applicable Premium (as defined in the 2019 Notes Indenture ) as of the Redemption Date, together with accrued and unpaid interest thereon, but not including, the Redemption Date. In connection therewith, Parent deposited funds with the Trustee to satisfy and discharge each of the 2018 Notes Indenture and the 2019 Notes Indenture.
Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that as of October 1, 2013, each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”) is cancelled and automatically converted into the right to receive $21.00 per share in cash, without interest and subject to reduction for any required withholding taxes (other than (i) those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn and (ii) each share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the closing of the Merger (in each case, other than any such shares of Common Stock held on behalf of third parties)), and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Common Stock are no longer listed on the NYSE. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under the Exchange Act be suspended.
Item 3.03.  Material Modification to Rights of Security Holders.
In connection with the Merger, on October 1, 2013, each share of Common Stock (other than (i) those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn and (ii) each share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the closing of the Merger (in each case, other than any such shares of Common Stock held on behalf of third parties)) was converted into the right to receive $21.00 per share in cash, without interest.
Item 5.01.  Changes in Control of Registrant.
On October 1, pursuant to the terms of the Merger Agreement, the Merger was consummated, and the Company became a wholly owned subsidiary of Parent. The aggregate purchase price paid for all of the equity securities of the Company was approximately $1.8 billion, which purchase price was funded by new debt financing received by Parent and available cash from Parent’s balance sheet.
The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.
Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Consistent with the terms of the Merger Agreement, each of Charles N. Martin, Jr., Philip N. Bredesen, Carol J. Burt, Michael A. Dal Bello, Stephen R. D’Arcy, Dr. Robert Galvin, M. Fazle Husain and Neil P. Simpkins resigned from the board of directors of the Company on October 1, 2013 and has been replaced, in accordance with the terms of the Merger Agreement, by the members of Merger Sub’s board of directors immediately prior to the Effective Time. Each director is to serve in accordance with the Amended and Restated Bylaws (as defined below) of the Company, until his successor is elected and qualified or until his earlier resignation or removal.
On September 27, 2013, the employment agreements of each of Charles N. Martin, Jr.  Keith B. Pitts, Phillip W. Roe and Bradley A. Perkins, M.D. have been amended to provide that in the event of a “change in control,” as such term is defined in each of the employment agreements, the term of each employment agreement shall be extended to the first anniversary of such change in control (if the term would otherwise expire due to the passage of time before that date). The form amendment of the above referenced employment agreements is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The description of such amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment.
On September 30, 2013, the Company entered into a Noncompetition Agreement with each of Dr. Perkins and Timothy M. Petrikin pursuant to which each of them agreed not to accept employment with or consult with, or have any ownership interest in, any entity which is a general acute care hospital system or is in the general acute care hospital or general acute care hospital management business for a period of eighteen (18) months after the termination of their employment. These Noncompetition Agreements supersede the prior noncompetition covenants in their employment agreements and, unlike the noncompetition covenants in their employment agreements, do not terminate if (i) the Company terminates the executive under each respective employment agreement or (ii) an executive terminates his respective agreement for good reason. In exchange for agreeing to enter into the Noncompetition Agreements, the Company will pay Dr. Perkins and Mr. Petrikin a lump sum payment within thirty (30) days of their execution of their Noncompetition Agreement equal to $1,900,000 and $1,200,000, respectively. Dr. Perkins' and Mr. Petrikin's Noncompetition Agreements are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated into this Item 5.02 by reference. The description of the Noncompetition Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Noncompetition Agreements.
In connection with the consummation of the Merger, the employment of Messrs. Perkins and Petrikin shall be terminated by the Company without cause effective October 12, 2013 and October 27, 2013, respectively. Upon such termination, Messrs. Perkins and Petrikin will be entitled to receive severance benefits provided in their respective employment agreements. In addition, they shall be asked to execute a release of claims. Through their termination date, they will continue to receive their base salary and participate in the Company’s employee benefit plans in accordance with their terms.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the consummation of the Merger, the Company’s Amended and Restated Certificate of Incorporation was amended and restated, effective October 1, 2013, so that it reads in its entirety as the Certificate of Incorporation of Merger Sub read immediately prior to the closing of the Merger in accordance with the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) with the exception of the change of the legal name set forth therein to “Vanguard Health Systems, Inc.” The Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Further, in connection with the consummation of the Merger, the Company’s Amended and Restated Bylaws were amended and restated, effective October 1, 2013, so that they read in their entirety as the Bylaws of Merger Sub read immediately prior to the closing of the Merger in accordance with the Merger Agreement (the “Amended and Restated Bylaws”) with the exception of the change of the legal name set forth therein to Vanguard Health Systems, Inc.” A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Vanguard Health Systems, Inc.
3.2	Amended and Restated Bylaws of Vanguard Health Systems, Inc.
10.1	Form of Amendment to Employment Agreement
10.2	Noncompetition Agreement by and between Vanguard Health Systems, Inc. and Bradley A. Perkins
10.3	Noncompetition Agreement by and between Vanguard Health Systems, Inc. and Timothy M. Petrikin

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2013	VANGUARD HEALTH SYSTEMS, INC.

	By:	/s/ James H. Spalding
Name: James H. Spalding
Title: Executive Vice President, General Counsel & Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Vanguard Health Systems, Inc.
3.2	Amended and Restated Bylaws of Vanguard Health Systems, Inc.
10.1	Form of Amendment to Employment Agreement
10.2	Noncompetition Agreement by and between Vanguard Health Systems, Inc. and Bradley A. Perkins
10.3	Noncompetition Agreement by and between Vanguard Health Systems, Inc. and Timothy M. Petrikin